UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2012, Peregrine Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it received today a notice from The NASDAQ Stock Market indicating that the Company's minimum bid price has fallen below $1.00 for 30 consecutive business days, and therefore, was not in compliance with NASDAQ Marketplace Rule 5550(a)(2). According to the NASDAQ notice, the Company has been provided 180 calendar days, or until May 13, 2013, to regain compliance with this minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days. This notice does not impact the Company’s listing on The NASDAQ Stock Market at this time.

If the Company does not regain compliance within the initial 180-day period, but otherwise meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, except for the minimum bid price requirement, and notifies NASDAQ of its intention to take the necessary steps to cure the deficiency during the second compliance period, the Company will be granted an additional 180 calendar days to regain compliance. If the Company is not eligible for an additional compliance period, NASDAQ will notify the Company that its securities will be subject to delisting. At that time, the Company may appeal this determination to delist its securities to a Listing Qualification Panel.

On November 14, 2012, the Company issued a press release announcing its receipt of the letter. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number

99.1 Press Release issued November 14, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: November 14, 2012	By:	/s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued November 14, 2012

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